                        ENVIRONMENTAL INDEMNITY AGREEMENT


THIS AGREEMENT, which is dated as of June 18, 1999, is executed by EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Borrower") as a condition to, and to induce FINPRO, L.L.C., A MISSOURI LIMITED LIABILITY COMPANY ("Lender") to make a loan (the "Loan") to Borrower evidenced or to be evidenced by a Promissory Note of even date herewith made by Borrower payable to the order of Lender in the principal face amount of $12,000,000.00, which Loan is secured or to be secured by a Deed of Trust, Security Agreement and Fixture Filing (the "Mortgage") of even date herewith, encumbering certain real and personal property as therein described (collectively, the "Property") including the land described in Exhibit A which is attached hereto and made a part hereof. The term "Documents" is used herein as defined in the Mortgage. This Agreement is one of the Documents.

1.  CERTAIN DEFINITIONS.  As used in this Agreement:

    (a) "ENVIRONMENTAL CLAIM" means any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement (hereinafter defined), against Borrower or against or with respect to the Property or any condition, use or activity on the Property (including any such action against Lender), and any claim at any time threatened or made by any person against Borrower or against or with respect to the Property or any condition, use or activity on the Property (including any such claim against Lender), relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material (hereinafter defined) or any Environmental Requirement.

    (b) "ENVIRONMENTAL REQUIREMENT" means any Environmental Law (hereinafter defined), agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

    (c) "HAZARDOUS MATERIAL" means any substance, whether solid, liquid or gaseous which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause a contamination or nuisance on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Property.

    (d) "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"), as amended by the

         Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

    (e) "ON" or "on", when used with respect to the Property or any property adjacent to the Property, means "on, in, under, above or about".

2. REPRESENTATIONS AND WARRANTIES. To the best of Borrower's knowledge, Borrower hereby represents and warrants to, and covenants with, Lender, without regard to whether Lender has or hereafter obtains any knowledge or report of the environmental condition of the Property, but subject to all matters disclosed in the Environmental Report dated December 31, 1998 prepared by ATC Associates as Project Number 87730.8008 (the "Report"), a copy of which has been furnished to Lender, as follows:

    (a) During the period of Borrower's ownership of the Property, to the best of Borrower's knowledge the Property has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, or for any other use that could give rise to the release of any Hazardous Material on the Property; to the best of Borrower's knowledge, no such use of the Property occurred at any time prior to the period of Borrower's ownership of the Property; and to the best of Borrower's knowledge without inquiry, no such use on any adjacent property occurred at any time prior to the date hereof;

    (b) To the best of Borrower's knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Property;

    (c) Borrower has received no notice and has no knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on the Property or any adjacent property or concerning whether any condition, use or activity on the Property or any adjacent property is in violation of any Environmental Requirement;

    (d) To the best of Borrower's knowledge the present conditions, uses and activities on the Property do not violate any Environmental Requirement and the use of the Property which Borrower (and each tenant and subtenant, if any) makes and intends to make of the Property complies and will comply with all applicable Environmental Requirements;

    (e) The Property does not appear on and to the best of Borrower's knowledge has never been on the National Priorities List, any federal or state "superfund" or "superlien" list, or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material;

    (f) Borrower has never applied for and been denied environmental impairment liability insurance coverage relating to the Property; and

    (g) Neither Borrower nor, to Borrower's knowledge, any tenant or subtenant, has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on any of the Property by reason of any Environmental Requirement.

3. VIOLATIONS. Borrower will not cause, commit, permit or allow to continue (i) any violation of any Environmental Requirement (a) by Borrower or by any person or entity (b) by or with respect to the Property or any use of or condition or activity on the Property, or (ii) the attachment of any environmental lien to the Property. Borrower will not place, install, dispose of or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping or release of, any Hazardous Material or additional storage tanks (or similar vessel) on the Property and will keep the Property free of Hazardous Material.

Notwithstanding the foregoing provisions of this Section 3, Borrower shall not be in Default under this Section 3 should Borrower store minimal quantities of substances on the Property which technically could be considered Hazardous Material, provided that: such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices), such substances are being held, stored and used in complete and strict compliance with all applicable Environmental Requirements, and the indemnity in Section 7 of this Agreement shall always apply to such substances, and it shall be and continue to be the responsibility of Borrower to take all remedial action required under and in accordance with Section 6 of this Agreement in the event of any unlawful release of any such substance.

4. NOTICE TO LENDER. Borrower shall promptly deliver to Lender a copy of each report pertaining to the Property prepared by or on behalf of Borrower pursuant to any Environmental Requirement. Borrower shall immediately advise Lender in writing of any Environmental Claim or of the discovery of any Hazardous Material on the Property, as soon as Borrower first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

5. SITE ASSESSMENTS AND INFORMATION. If Lender shall ever have a reasonable basis to believe that any Hazardous Material affects the Property (other than materials described in the Report), or if any Environmental Claim is made or threatened, or if a Default (as defined in the Mortgage) shall have occurred under the Documents, or upon the occurrence of the Release Date (hereinafter defined) if requested by Lender, Borrower shall at its expense, provide to Lender from time to time, in each case within sixty (60) days after Lender's request, an Environmental Assessment (hereinafter defined) made after the date of Lender's request. As used in this Agreement, the term "Environmental Assessment" means a report (including all drafts thereof) of an environmental assessment of the Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Lender may request, by a consulting firm acceptable to Lender and made in accordance with Lender's established guidelines. Borrower will cooperate with each consulting firm making any such Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to Borrower to facilitate the completion of the Environmental Assessment. If Borrower fails to furnish Lender within thirty (30) days after Lender's request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if Borrower fails to furnish to Lender such Environmental Assessment within sixty

    (60) days after Lender's request, Lender may cause any such Environmental Assessment to be made at Borrower's expense and risk. Lender and its designees are hereby granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments, Lender may disclose to interested parties any information Lender ever has about the environmental condition or compliance of the Property, but shall be under no duty to disclose any such information except as may be required by law. Lender shall be under no duty to make any Environmental Assessment of the Property, and in no event shall any such Environmental Assessment by Lender be or give rise to a representation that any Hazardous Material is or is not present on the Property, or that there has been or shall be compliance with any Environmental Requirement, nor shall Borrower or any other person be entitled to rely on any Environmental Assessment made by Lender or at Lender's request. Lender owes no duty of care to protect Borrower or any other person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Property.

6.  REMEDIAL ACTIONS.

    (a) If any Hazardous Material is discovered on the Property at any time and regardless of the cause, (i) Borrower shall promptly at Borrower's sole risk and expense remove (or encapsulate in accordance with customary remediation practices), treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements and solely under Borrower's name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking such other action as is necessary to have the full use and benefit of the Property as contemplated by the Documents, and provide Lender with satisfactory evidence thereof; and
         (ii) if requested by Lender, provide to Lender within thirty (30) days of Lender's request a bond, letter of credit or other financial assurance evidencing to Lender's satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by clause (i) preceding and to discharge any assessments or liens established against the Property as a result of the presence of the Hazardous Material on the Property. Within fifteen (15) days after completion of such remedial actions, Borrower shall obtain and deliver to Lender an Environmental Assessment of the Property made after such completion and confirming to Lender's satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the Property or any adjacent property, or of violation of any Environmental Requirement, with respect to any such Hazardous Material.

    (b) Lender may, but shall never be obligated to, remove or cause the removal of any Hazardous Material from the Property (or if removal is prohibited by any Environmental Requirement, take or cause the taking of such other action as is required by any Environmental Requirement) if Borrower fails to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of Lender (without limitation of Lender's rights to declare a default under any of the Documents and to exercise all rights and remedies available by reason thereof); and Lender and its designees are hereby granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

7.  INDEMNITY.

    (a) Borrower hereby agrees to protect, indemnify, defend and hold (i) Lender; (ii) the trustee(s) under the Mortgage (the "Trustee"); (iii) any persons or entities owned or controlled by, controlling, or under common control or affiliated with Lender and/or Trustee; (iv) any participants in the Loan; (v) the directors, officers, partners, employees and agents of Lender and/or Trustee, and/or such persons or entities; and (vi) the heirs, personal representatives, successors and assigns of each of the foregoing persons or entities (each an "Indemnified Party") harmless from and against, and if and to the extent paid, reimburse them on demand for, any and all Environmental Damages (hereinafter defined). The foregoing indemnity shall not apply to a particular Indemnified Party to the extent that the subject of the indemnification is caused by or arises out of the negligence or willful misconduct of that particular Indemnified Party. Upon demand by Lender, Borrower shall diligently defend any Environmental Claim which affects the Property or is made or commenced against Lender, whether alone or together with any other person, all at Borrower's own cost and expense and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, at any time Lender may elect to conduct its own defense through counsel selected by Lender and at the cost and expense of Borrower.

    (b) As used in this Agreement, the term "Environmental Damages" means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, whether before or after the Release Date (hereinafter defined) and arising in whole or in part from:

         (1) the presence of any Hazardous Material on the Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from the Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through the Property, on or before the Release Date; or

         (2) any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination clean-up, transport or disposal of any Hazardous Material which is at any time on or before the Release Date present on the Property; or

         (3) the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any event or condition occurring or existing on or before the Release Date; or

         (4) any violation on or before the Release Date, of any Environmental Requirement in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

         (5) any Environmental Claim, or the filing or imposition of any environmental lien against the Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (1) through (4) preceding;

    and regardless of whether any of the foregoing subparagraphs (1) through (5) was caused by a Borrower or a tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party, including but not limited to (i) injury or damage to any person, property or natural resource occurring on or off the Property, including but not limited to, the cost of demolition and rebuilding of any improvements on real property; (ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of the Property as contemplated by the Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any person or governmental authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (v) the settlement of any claim or judgment.

    (c) As used in this Agreement, the term "Release Date" means the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured by the Mortgage have been paid and performed in full and the Mortgage has been released; or (ii) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the Purchaser or grantee free of occupancy and claims to occupancy by Borrower and its heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

8. CONSIDERATION; SURVIVAL; CUMULATIVE RIGHTS. Borrower acknowledges that Lender has relied and will rely on the representations, warranties, covenants and agreements herein in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund the Loan. The representations, warranties, covenants and agreements in this Agreement shall be binding upon Borrower and its successors, assigns and legal representatives and shall inure to the benefit of Lender and its successors, assigns and legal representatives and participants in the Loan; and shall not terminate on the Release Date or upon the release, foreclosure or other termination of the Mortgage, but will survive the Release Date, the payment in full of the indebtedness secured by the Mortgage, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the release or termination of the Mortgage and any and all of the other Documents, any investigation by or on behalf of the Lender, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Any amount to be paid under this Agreement by Borrower shall be a demand obligation owing by Borrower (which Borrower hereby promise to pay). Lender's rights under this Agreement shall be in addition to all rights of Lender under the Documents or at law or in equity, under this Agreement shall be in addition to all rights of Lender under the Documents or at law or in equity, and payments by Borrower under this Agreement shall not reduce Borrower's obligation and liabilities under any of the Documents. The liability of Borrower or any other person under this Agreement shall not be limited or impaired in any way by any provision in the Documents or applicable law limiting Borrower's or such other person's liability or Lender's recourse or rights to a deficiency judgment, or by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Documents, Borrower's (and, if applicable, such other person's) liability hereunder being direct and primary and not as a guarantor or surety. Borrower hereby assigns and irrevocably transfers to Lender any and all rights of subrogation, contribution, indemnification, reimbursement or similar rights it may have against Borrower or any other person for Environmental Damages. Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Lender, Trustee and/or any other Indemnified Party against Borrower or any other person under any Environmental Requirement or otherwise at law or in equity, including without limitation, any rights of contribution or indemnification.

9. NO WAIVER. No delay or omission by Lender to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof. No waiver of any single breach or Default under this Agreement shall be deemed a waiver of any other breach or Default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

10. NOTICES. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute, shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving notice or demand to or upon any person in any situation or for any reason.

11. INVALID PROVISIONS. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

12. CONSTRUCTION. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. Reference to "person" or "entity" means firms, associations, partnerships, joint ventures, trusts, limited liability companies, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

13. WAIVER OF JURY TRIAL. In the event any dispute between Borrower and Lender is not resolved pursuant to the arbitration provision above, each of the parties waives trial by jury in any court action or proceeding to which Borrower and Lender may be parties, arising out of, in connection with or in any way pertaining to, this instrument or any other documents evidencing or securing the loan transaction herein involved. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against parties who are not parties to this instrument, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. This waiver is knowingly, willingly and voluntarily made by each of the parties, and each of the parties hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Each of the parties further represents and warrants that it has been represented in the signing of this instrument and in the making of this waiver by independent legal counsel, or has had the opportunity to be represented by independent legal counsel selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each of the parties agree and consent that the other party may file an original counterpart or a copy of this document with any court as written evidence of the consent of each of the other parties to the waiver of its right to trial by jury.

14. SERVICE OF PROCESS. Borrower hereby waives personal service and consents to process being served in any suit, action, or proceeding instituted in connection with this instrument or the Documents by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth on the signature page hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. Mail, or (ii) at Lender's option by serving a copy thereof upon Borrower. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this document shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

15. EXECUTION; MODIFICATION. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereof.

16. ENTIRE AGREEMENT. THE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS TO THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed and dated as of the date first written above.

The address of Borrower is:

PricewaterhouseCoopers LLP
800 Market Street, Suite 1800
St. Louis, Missouri 63101
Attn: Keith F. Cooper, Partner
Fax: (314) 206-8459

                                 BORROWER:

                                 EBS BUILDING, L.L.C., a Delaware limited liability company

                                 By:   PRICEWATERHOUSECOOPERS LLP,
                                       MANAGER



                                       By:      /s/ Matthew R. Niemann
                                          ----------------------------------
                                          Matthew R. Niemann, Director

The address of Lender is:

FinPro, L.L.C.
1001 Cherry Street
Suite 308
Columbia, Missouri 65201

                                 LENDER:

                                 FINPRO, L.L.C.,A Missouri Limited Liability
                                 Company)



                                 BY:      /S/ E. Stanley Kroenke
                                    -------------------------------------
                                    E. Stanley Kroenke, Manager
                                    [EBS LOAN-ENVIRONMENTAL INDEMNITY]

                                    EXHIBIT A


                              (DESCRIPTION OF LAND)


All that real property located in the City of St. Louis, State of Missouri, more particularly described as follows:

Parcel No. 1: A tract of land being Book 119, part of Block 118, that part of St. Charles Street, 50 feet wide, vacated by Ordinance No. 58574 and that part of a 7.5 foot wide alley in Block 118 vacated by Ordinance No. 58533, in the City of St. Louis, Missouri and being further described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide, at its intersection with the South line of vacated St. Charles Street, 50 feet wide, said point being the Northwest corner of Block 118, thence North 1 degree 54 minutes 12 seconds East,
49.93 feet across vacated St. Charles Street to the Southwest corner of Block 119; thence along the East line of Sixth Street, North 0 degrees 09 minutes 53 seconds West, 150.46 feet to its intersection with the South line of Washington Avenue, 80 feet wide, said point being the Northwest corner of Block 119; thence along the South line of Washington Avenue, North 89 degrees 54 minutes 07 seconds East, 270.40 feet to its intersection with the West line of Broadway, 80 feet wide, said point being the Northeast corner of Block 119; thence along the West line of Broadway, South 0 degrees 11 minutes 45 seconds East, 149.47 feet to its intersection with the North line of vacated St. Charles Street, said point being the Southeast corner of Book 119; thence South 2 degrees 26 minutes 11 seconds West, 50.14 feet across vacated St. Charles Street to the Northeast corner of Block 118; thence continuing along the West line of Broadway, South 2 degrees 33 minutes 22 seconds West, 13.64 feet to a point on the East line of Block 118; thence leaving said point and running North 87 degrees 2 minutes 23 seconds West 269.68 feet to the point of beginning according to survey by The Clayton Engineering Company dated February, 1998.

Parcel No. 2: A tract of land being part of Block 118 together with the vacated North and South Alley and portions of the following vacated streets, Broadway, Locust Street and Sixth Street, in the City of St. Louis, Missouri, and described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide at its intersection with the South line of former St. Charles Street, 50 feet wide, as vacated by Ordinance No. 58574, said point being the Northwest corner of City Block 118 and the Westernmost corner of property conveyed to Edison Brothers Redevelopment Corporation by deed recorded in Book 338M page 830 of the St. Louis City Records; thence leaving said point and running along the line of said Edison Brothers Property, South 87 degrees 22 minutes 23 seconds East, 269.68 feet to a point on the Eastern line of City Block 118, thence along said Eastern Block line, North 2 degrees 33 minutes 22 seconds East, 2.00 feet to a point on the North line of that portion of Broadway as vacated by Ordinance No. 58656; thence along the North line of said vacated area South 87 degrees 22 minutes 23 seconds East, 13.33 feet to the Northeast corner thereof; thence along the Eastern line of the portion of Broadway, as vacated, South 2 degrees 33 minutes 22 seconds West, 275.33 feet to an angle point therein; thence South 50 degrees 50 minutes 47 seconds West, 1797 feet to a point on the South line of that portion of Locust Street as vacated by Ordinance No. 58656; thence along the South line of said vacated area, North 87 degrees 22 minutes 23 seconds West, 268.51 feet to an angle point therein; thence North 39 degrees 14 minutes 03 seconds West, 20.11 feet to a point on the Western line of that portion of Sixth Street, as vacated by Ordinance No. 58656; thence along the West line of said vacated area, North 2 degrees 37 minutes 07 seconds East, 271.67 feet to the Northwest corner thereof; thence along the North line of said vacated portion of Sixth Street South 87 degrees 22 minutes 23 seconds East, 12.0 feet to a point on the East line of Sixth Street; thence along said street line, South 2 degrees 37 minutes 07 seconds West 1.33 feet to the point of beginning, according to survey executed by Clayton Engineering Company.